Exhibit 99.2

Computech, Inc.

Financial Statements

December 31, 2014 and 2013

Independent Auditors’ Report

To the Board of Directors

Computech, Inc.

Bethesda, Maryland

We have audited the accompanying financial statements of Computech, Inc., which comprise the balance sheet as of December 31, 2014, the related statements of income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computech, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Tysons, Virginia

March 13, 2015

Independent Auditors’ Report

To the Board of Directors

Computech, Inc.

Bethesda, Maryland

We have audited the accompanying financial statements of Computech, Inc., which comprise the balance sheet as of December 31, 2013, the related statements of income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computech, Inc. as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Watkins Meegan LLC

Tysons, Virginia

March 5, 2014

COMPUTECH, INC.

BALANCE SHEETS

	As of December 31,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$3,313,528	$1,142,634
Marketable securities	—	119,313
Accounts receivable, billed and unbilled	5,406,680	4,435,252
Receivable, Stockholders	2,629,724	—
Prepaid expenses and other current assets	360,363	235,157
Prepaid income taxes	89,204	41,020

Total current assets	11,799,499	5,973,376
Property and equipment, net	107,538	103,636
Contract rights, net	318,575	—

Total assets	$12,225,612	$6,077,012

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$881,337	$1,360,091
Accrued payroll and other current liabilities	4,044,876	379,257
Accrued profit-sharing plan contribution	—	916,833
Deferred revenue	226,836	117,334
Income taxes payable	—	24,000
Deferred income taxes	245,000	138,000
Distributions payable	9,457	4,889

Total current liabilities	5,407,506	2,940,404
Deferred rent	31,816	25,231

Total liabilities	5,439,322	2,965,635

Stockholders’ equity:
Common stock; $0.01 stated value; 500,000 shares authorized; 298,874 and 263,158 shares issued and outstanding as of December 31, 2014 and 2013, respectively	2,989	2,632
Additional paid-in capital	6,034,336	75,816
Retained earnings	748,965	3,032,929

Total stockholders’ equity	6,786,290	3,111,377

Total liabilities and stockholders’ equity	$12,225,612	$6,077,012

The accompanying notes are an integral

part of these financial statements

COMPUTECH, INC.

STATEMENTS OF INCOME

	Year ended December 31,
	2014	2013
Revenue	$43,644,688	$33,796,900
Operating expenses:
Cost of revenue	29,805,576	24,278,516
General and administrative expenses	4,530,479	4,416,122
Stock-based compensation	5,894,977	—
Depreciation and amortization	77,304	27,806

Total operating expenses	40,308,336	28,722,444

Operating income	3,336,352	5,074,456
Other income (expense)
Interest and dividend income	26,208	25,023
Interest expense	(7,009)	(16,791)
Realized loss on investments and marketable securities	(4,611)	—
Unrealized gain on investments and marketable securities	—	32,324
Other income	3,556	2,552

Income before income taxes	3,354,496	5,117,564
Provision for income taxes	273,000	281,080

Net income	$3,081,496	$4,836,484

The accompanying notes are an integral

part of these financial statements

COMPUTECH, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock		Additional Paid-in- Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Stated Value
Balance at January 1, 2013	263,158	$2,632	$75,816	$1,808,220	$1,886,668
Stockholders’ distributions	—	—	—	(3,611,775)	(3,611,775)
Net income	—	—	—	4,836,484	4,836,484

Balance at December 31, 2013	263,158	2,632	75,816	3,032,929	3,111,377
Common stock issued:
March 1, 2014	5,000	50	63,850	—	63,900
December 31, 2014	30,716	307	5,894,670	—	5,894,977
Stockholders’ distributions	—	—	—	(5,365,460)	(5,365,460)
Net income	—	—	—	3,081,496	3,081,496

Balance at December 31, 2014	298,874	$2,989	$6,034,336	$748,965	$6,786,290

The accompanying notes are an integral

part of these financial statements

COMPUTECH, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$3,081,496	$4,836,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,304	27,806
Deferred income taxes	107,000	60,000
Realized loss on investments and marketable securities	4,611	—
Unrealized gain on investments and marketable securities	—	(32,324)
Dividends reinvested	—	(1,887)
Stock-based compensation	5,894,977	—
Change in:
Accounts receivable, billed and unbilled	(971,428)	(1,482,928)
Prepaid income taxes	(48,184)	163,080
Prepaid expenses and other current assets	(125,206)	(104,570)
Accounts payable	(478,754)	175,523
Accrued payroll and other current liabilities	1,035,895	73,305
Accrued profit-sharing plan contribution	(916,833)	344,571
Deferred revenue	109,502	53,657
Income taxes payable	(24,000)	24,000
Deferred rent	6,585	(31,544)

Net cash provided by operating activities	7,752,965	4,105,173

Cash flows from investing activities:
Proceeds from sale of marketable securities	114,702	45,000
Purchases of property and equipment	(54,658)	(21,378)
Purchases of contract rights	(345,123)	—

Net cash used in investing activities	(285,079)	23,622

Cash flows from financing activities:
Stockholders’ distributions paid	(5,360,892)	(3,606,886)
Issuance of common stock	63,900	—

Net cash used in financing activities	(5,286,992)	(3,606,886)

Increase in cash and cash equivalents	2,170,894	521,909
Cash and cash equivalents, beginning of year	1,142,634	620,725

Cash and cash equivalents, end of year	$3,313,528	$1,142,634

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest paid	$—	$16,791

Income taxes paid	$245,193	$34,000

Supplemental disclosure of noncash activities:
Receivable, stockholders’	$2,629,724	$—

The accompanying notes are an integral

part of these financial statements

COMPUTECH, INC.

Notes To Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Computech, Inc. (the Company), incorporated in Maryland in 1979, provides consulting services in the evaluation, analysis, design and development of integrated computer application systems primarily to agencies and departments of the United States government.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from management’s estimates.

Revenue Recognition

In providing services, the Company engages in firm-fixed-price, time-and-materials and cost- reimbursement type contracts.

The Company recognizes revenue under firm-fixed-price contracts based on the estimated percentage of completion of services to the total contract amount.

The Company recognizes revenue on time-and-materials contracts based on the number of hours spent at the contractual hourly rates plus reimbursable expenses.

The Company recognizes revenue under cost-reimbursement contracts as the Company incurs allocable costs pursuant to the contract, plus proportionate fees.

The Company generates the majority of its revenue under time-and-materials contracts.

The Company periodically reviews cost and profit estimates as work progresses and adjusts estimates during the period if needed. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates will change within the near term. The Company makes provision for estimated losses, if any, on uncompleted contracts in the period in which such losses become known and estimated.

Cash and Cash Equivalents

Cash and cash equivalents include time deposits, money market accounts, and all highly liquid debt instruments with original maturities of three months or less.

Marketable Securities

The Company classifies marketable securities, consisting of equity securities, as trading securities, reports them at fair market value based on quoted market prices (Level 1), and determines gains and losses on the specific-identification method.

COMPUTECH, INC.

Notes To Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Accounts Receivable

The Company states accounts receivable at the amount management expects to collect from balances outstanding at year-end, net of an allowance for doubtful accounts. The Company determines the allowance based on a review of the estimated collectability and its historical loss experience. Delinquency is determined based on contractual terms.

The Company charges off uncollectible amounts against the allowance for doubtful accounts once management knows the amount, or a portion thereof, is uncollectible. At December 31, 2014 and 2013, the allowance for doubtful accounts is zero, as management believes all accounts receivable are collectible.

Property and Equipment

The Company depreciates property and equipment over the estimated useful lives of the assets, ranging from three to 10 years, using straight-line and accelerated methods. The Company amortizes leasehold improvements over the shorter of their estimated useful life or the term of the lease.

Income Taxes

The Company, with consent of its stockholders, elected under the Internal Revenue Code and similar state laws to be an S corporation. In lieu of paying corporate income taxes, the stockholders of S corporations pay taxes on their proportionate share of the Company’s income. Income tax expense represents taxes for the District of Columbia, which does not recognize S corporation status. The Company is no longer subject to examination by the Internal Revenue Service, the states of Maryland and Virginia, or the District of Columbia for tax years ended prior to December 31, 2011.

Concentrations

A contract with a federal agency accounts for approximately 68 percent and 58 percent of revenue for 2014 and 2013, respectively. The same customer accounted for approximately 69 percent and 40 percent of accounts receivable as of December 31, 2014 and 2013, respectively. Another customer accounted for approximately 28 percent of accounts receivable as of December 31, 2013.

At December 31, 2014, the Company held approximately $4,255,000 at a bank in excess of the federally insured limit. Management does not believe that this results in any significant credit risk.

Reclassifications

Certain reclassifications have been made to the 2013 financial statements to conform to the 2014 presentation. There was no effect on net income or cash flows as previously reported.

Subsequent Events

The Company has evaluated events and transactions for potential recognition or disclosure through March 13, 2015, the date the financial statements were available to be issued.

COMPUTECH, INC.

Notes To Financial Statements

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2014	2013
Communications and Other Equipment	$81,619	$70,472
Leasehold Improvements	127,093	96,909
Furniture	132,041	128,828
Software	57,615	52,628

	398,368	348,837
Accumulated Depreciation and Amortization	(290,830)	(245,201)

	$107,538	$103,636

Depreciation expense amounted to $15,288 and $16,929 for the years ended December 31, 2014 and 2013, respectively. Amortization expense amounted to $35,468 and $10,877 for the years ended December 31, 2014 and 2013, respectively.

NOTE 3 – MARKETABLE SECURITIES

During 2014, the Company sold all of its marketable securities for total proceeds of $114,702 and recognized a realized loss of $4,611. During 2013, the Company recognized an unrealized gain of $32,324 on marketable securities.

NOTE 4 – INTANGIBLE ASSETS

During 2014, the Company purchased contract rights to an Indefinite Delivery/Indefinite Quantity (IDIQ) contract to provide informational technology services to an agency of the United States government. The contract was originally issued for a base year plus nine option years and had a remaining term of approximately six and one-half years. The Company paid $325,000 for the contract rights and capitalized $20,123 in professional fees related to the purchase.

Intangible assets consist of the following:

	December 31,
	2014	2013
Contract Rights	$345,123	$—
Less: Accumulated Amortization	26,548	—

Intangible Assets, Net	$318,575	$—

Amortization expense totaled $26,548 and $0 for the years ended December 31, 2014 and 2013, respectively.

COMPUTECH, INC.

Notes To Financial Statements

NOTE 4 – INTANGIBLE ASSETS  (Continued)

Future amortization expense of the intangible assets is as follows:

Year Ending December 31,
2015	$53,445
2016	53,445
2017	53,445
2018	53,445
2019	53,445
2020	51,350

$318,575

NOTE 5 – COMMITMENTS

Operating Leases

The Company leases office space for its headquarters under a lease that requires monthly rental payments subject to annual escalations. In June 2014, the Company extended the lease at market rates through August 2019. The Company subleased portions of its office space during both 2014 and 2013. The sublease expired in August 2014 and was not renewed. The tenant is subleasing month to month as of September 2014.

Following is the lease schedule for future lease payments as of December 31, 2014:

Year Ending December 31,	Future Minimum Payments
2015	$217,477
2016	350,512
2017	379,189
2018	389,634
2019	264,457

$1,601,269

Gross rental expense, excluding operating costs, amounted to $316,080 and $305,192 for 2014 and 2013, respectively. Sublease rental income amounted to $15,715 and $23,191 for 2014 and 2013, respectively, and is included in other indirect costs on the accompanying statements of income as a reduction in rent expense.

NOTE 6 – PROFIT-SHARING AND 401(k) PLANS

The Company maintains a qualified profit-sharing and 401(k) plan that covers employees who meet certain eligibility requirements. The Board of Directors annually determines the discretionary profit-sharing contribution to the plan. The Company’s contribution expense amounted to $0 and $916,833 for 2014 and 2013, respectively.

COMPUTECH, INC.

Notes To Financial Statements

NOTE 7 – COMMON STOCK OPTIONS AND PHANTOM STOCK AGREEMENTS

Common Stock Options

The Company had a non-compensatory stock option agreement, amended in October 2014, with an officer of the Company. On January 1, 2012, 13,158 of the options vested and the officer exercised the options for $75,790. The Company recorded the purchase of common stock at stated value and the remaining capital contribution was recorded as paid-in capital. The remaining 30,960 options available under the agreement vested on January 1, 2014 upon achieving certain revenue goals. In December 2014, the officer signed a rescission and release agreement for the remaining options and simultaneously entered into a Phantom Stock Agreement.

In October 2014, the Company entered into non-compensatory stock option agreements granting 1,000 options each to five executives of the Company. In December 2014, each of the five executives signed rescission and release agreements for the options and simultaneously entered into Phantom Stock Agreements.

Phantom Stock Agreements

In December 2014, the Company entered into phantom stock agreements with six executives of the Company granting a total of 30,716 phantom stock units to the executives. Payment for phantom stock units is made upon the first change in control after the grant date or at the discretion of the Board of Directors. Payments are based on the value of one share of common stock multiplied by the number of outstanding phantom stock units or the issuance of one share of common stock for each unit of phantom stock outstanding.

On December 31, 2014, the phantom stock agreements were terminated and the Company issued the corresponding number of shares of common stock to each executive. The Company incurred $5,894,977 of stock-based compensation expense as a result of the termination of the agreements and the issuance of 30,716 shares of common stock. Payroll tax withholding in the amount of $2,629,724 related to the stock-based compensation is due from the executives as of December 31, 2014 and is recorded as Receivable, Stockholders on the accompanying balance sheets. The executives paid this amount from their proceeds related to NCI Inc.’s acquisition of the Company (see Note 11).

NOTE 8 – COMMON STOCK

The stockholders of the Company are subject to a Shareholders’ Agreement (the Agreement). A stockholder may not sell or otherwise transfer any shares of stock without the prior written consent of the remaining stockholders. In the event that a stockholder receives a written offer from an independent third party, the stockholder must notify the Company and each of the other stockholders in writing of the proposed transfer. The Company has a 20-day option to purchase all of the stock at a price equal to the proposed offer. If the Company declines to purchase the stock, the remaining stockholders have 15 days from the end of the Company’s 20-day option period to advise the stockholder in writing whether they desire to purchase the stock at a price equal to the proposed offer. If both the Company and the remaining stockholders decline to purchase the stock, the stockholder may sell the stock to the third party.

Certain transfers are permitted by the agreement and are exempt from the preceding restriction, provided, that the transferee shall be subject to the Agreement.

In March 2014, the Company issued 5,000 shares of restricted common stock at a price of $12.78 per share to five executives of the Company. In addition to the terms of the Shareholders’ Agreement, in the event the employee terminated employment from the Company for any reason (other than death or disability) within one year of the restricted stock grant, the Company had an exclusive option to repurchase the stock at the original purchase price effective with the date of termination and terminating 90 days after the one year anniversary of the restricted stock grant.

COMPUTECH, INC.

Notes To Financial Statements

NOTE 9 – INCOME TAXES

Income tax expense consists of the following:

	Year Ended December 31,
	2014	2013
Current State Income Tax	$166,000	$221,080
Deferred State Income Tax	107,000	60,000

	$273,000	$281,080

Current state income taxes relate to taxable income apportioned to jurisdictions that do not recognize S corporation status. Deferred state income taxes relate to the use of the cash method of accounting for tax purposes.

The cumulative difference between profits reported for financial statement purposes and for income tax purposes approximated $2,900,000 through December 31, 2014. This is primarily due to the use of the accrual method of accounting for financial reporting, and the cash method of accounting for income tax purposes. Management estimates that federal and state income taxes to be paid by the stockholders on this amount in future years are approximately $1,069,000.

During 2014, the District of Columbia enacted a single factor apportionment factor effective for tax years beginning after December 31, 2014. The deferred tax liability has been increased to reflect the change in apportionment.

NOTE 10 – RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred. The costs totaled $106,885 and $74,262 for 2014 and 2013, respectively.

NOTE 11 – SUBSEQUENT EVENT

On January 1, 2015, the Company was acquired by NCI, Inc., a leading provider of information technology and professional services and solutions to U.S. federal government agencies.